CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of our report dated February 29, 2016 relating to the financial statements of American Family Life Insurance Company and our report dated April 8, 2016 relating to the financial statements of American Family Variable Account I, which appear in such Registration Statement.  We also consent to the references to us under the headings "Experts" and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Chicago, Illinois
April 13, 2016